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                                                                    Exhibit 5.01


                            [Choate, Hall & Stewart]

                                                __________________, 2002

VistaCare, Inc.
8125 North Hayden Road., Suite 300
Scottsdale, Arizona  85258

Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-98033) (the "Registration Statement") initially filed with the Securities and Exchange Commission (the "Commission") on August 13, 2002 under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 6,900,000 shares (the "Shares") of Class A Common Stock, $.01 par value per share (the "Common Stock"), of VistaCare, Inc., a Delaware corporation (the "Company"), to be sold by the Company and certain stockholders of the Company (the "Selling Stockholders"), including 900,000 shares issuable upon exercise of an over-allotment option granted by the Selling Stockholders.

      The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among Lehman Brothers Inc., SG Cowen Securities Corporation, William Blair & Company, L.L.C. and Jefferies & Company, Inc. as representatives of the several underwriters named in Schedule 1 of the Underwriting Agreement, the Company and the Selling Stockholders named in Schedule 2 of the Underwriting Agreement.

      We are acting as counsel for the Company in connection with the offer and sale of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the draft of the Underwriting Agreement, minutes of meetings and actions by written consent of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

      We assume that appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or blue sky laws.

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      We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

      It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

      We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules and regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinion set forth herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

      We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.


                                                Very truly yours,


                                                CHOATE, HALL & STEWART